Exhibit 99.2

This Statement on Form 3 is filed by: (i) Spartan Acquisition Sponsor II LLC, (ii) AP Spartan Energy Holdings II, L.P., (iii) Apollo ANRP Advisors III, L.P., (iv) Apollo ANRP Capital Management III, LLC, (v) APH Holdings, L.P., and (vi) Apollo Principal Holdings III GP, Ltd.

Name of Designated Filer: Apollo Principal Holdings III GP, Ltd.

Date of Event Requiring Statement: October 2, 2021

Issuer Name and Ticker or Trading Symbol: Sunlight Financial Holdings Inc. [SUNL]

SPARTAN ACQUISITION SPONSOR II LLC

By:	AP Spartan Energy Holdings II, L.P.,
its sole member

	By:	Apollo ANRP Advisors III, L.P.,
its general partner

		By:	Apollo ANRP Capital Management III, LLC,
its general partner

			By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

AP SPARTAN ENERGY HOLDINGS II, L.P.

By:	Apollo ANRP Advisors III, L.P.,
its general partner

	By:	Apollo ANRP Capital Management III, LLC,
its general partner

		By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

APOLLO ANRP ADVISORS III, L.P.

By:	Apollo ANRP Capital Management III, LLC,
its general partner

	By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

APOLLO ANRP CAPITAL MANAGEMENT III, LLC

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

APH HOLDINGS, L.P.

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

	By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

APOLLO PRINCIPAL HOLDINGS III GP, LTD.

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

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